                          VALLEY RECORD DISTRIBUTORS
                         EMPLOYEE STOCK OWNERSHIP PLAN
                             (As Conformed Through
                    Amendment No. 3 Dated January 31, 1992)

                               TABLE OF CONTENTS

Section                                                                   Page
1.   Nature of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.   Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

3.   Eligibility and Participation. . . . . . . . . . . . . . . . . . . . .  8

4.   Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . .  9

5.   Investment of Trust Assets . . . . . . . . . . . . . . . . . . . . . . 10

6.   Allocations to Participants' Accounts. . . . . . . . . . . . . . . . . 13

7.   Allocation Limitations . . . . . . . . . . . . . . . . . . . . . . . . 18

8.   Voting Company Stock . . . . . . . . . . . . . . . . . . . . . . . . . 21

9.   Disclosure to Participants . . . . . . . . . . . . . . . . . . . . . . 22

10.  Vesting and Forfeitures. . . . . . . . . . . . . . . . . . . . . . . . 23

11.  Credited Service and Break in Service. . . . . . . . . . . . . . . . . 25

12.  When Capital Accumulation Will Be Distributed. . . . . . . . . . . . . 27

13.  Diversification. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

14.  How Capital Accumulation Will Be Distributed . . . . . . . . . . . . . 30

15.  Rights, Options and Restrictions on Company Stock. . . . . . . . . . . 32

16.  No Assignment of Benefits. . . . . . . . . . . . . . . . . . . . . . . 34

17.  Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

18.  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

19.  Limitation on Participants' Rights . . . . . . . . . . . . . . . . . . 39

20.  Future of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . 40

21.  "Top-Heavy" Contingency Provisions . . . . . . . . . . . . . . . . . . 41

22.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

23.  Execution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

                          VALLEY RECORD DISTRIBUTORS
                        EMPLOYEE STOCK OWNERSHIP PLAN

Section 1.  NATURE OF THE PLAN.

     The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of Valley Record Distributors, Inc. (the "Company") and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is intended to do this without any deductions from Participants' paychecks and without requiring them to invest their personal savings. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Company. Therefore, the Trust established under the Plan is designed to invest primarily in Company Stock.

     The Plan, hereby adopted effective as of November 1, 1987, is a combination of a stock bonus plan (the "Variable Contribution Portion") and a money purchase pension plan (the "Fixed Contribution Portion") each of which is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and which together constitute an employee stock ownership plan under Section 4975(e)(7) of the Code. The Plan was subsequently amended on August 21, 1990, January 10, 1990 and January 31, 1992. This version conforms the Plan with such amendments.

     The Plan is also designed to be available as a technique of corporate finance to the Company. Accordingly, it may be used to accomplish the following objectives:

        (a) To meet general financing requirements of the Company, including capital growth and transfers in the ownership of Company Stock;

        (b) To provide Participants with beneficial ownership of Company Stock, substantially in proportion to their relative
             Compensation, without requiring any cash outlay, any reduction in pay or other personal investment on the part of Participants; and

        (c) To receive loans (or other extensions of credit) to finance the acquisition of Company Stock, with such loans to be repaid by Employer Contributions to the Trust and dividends received on such Company Stock.

     All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries).

Section 2.  DEFINITIONS.

     In the text of the Plan, where a provision is intended to apply to the entire Plan the term "Plan" is used. Where a provision is intended to apply to one portion of the Plan but not the other, the term "Fixed Contribution Portion" or "Variable Contribution Portion," as the case may be, is used.

     In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "his" and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

Account.......................  One of two accounts maintained to record the interest of a Participant under the Plan. See
                                Section 6.

Acquisition Loan..............  A loan (or other extension of credit) used by the Trust to finance the acquisition of Company Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA). See
                                Section 5(b).

Allocation Date...............  October 31 of each year; beginning in 1990, the Allocation Date shall be the Saturday closest to March 31 (the last day of each Plan Year).

Approved Absence..............  A leave of absence granted to an Employee by the Company under its established leave
                                policy.

Beneficiary...................  The person (or persons) entitled to receive any benefit under the Plan in the event of a Participant's death. See Section 14(b).

Board of Directors............  The Board of Directors of the Company.

Break in Service..............  A period of time commencing with the date on which an Employee's Service terminates and ending on the date he resumes employment with the Company. See Section 11(b).

Capital Accumulation..........  A Participant's vested, nonforfeitable interest in his Accounts under the Plan. Each Participant's Capital Accumulation shall be determined in accordance with the provisions of Section 10 and distributed as provided in Sections 12, 13 and 14.

Code..........................  The Internal Revenue Code of 1986, as amended.

Committee.....................  The Administrative Committee appointed by the
                                Board of Directors to administer the Plan.
                                See Section 16.

Company.......................  Valley Record Distributors, Inc., a
                                California corporation.

Company Stock.................  Shares of capital stock issued by the
                                Company, which shares must be voting common stock (or preferred stock convertible into voting common stock) and which constitute "employer securities" under Section 409(1) of the Code.

Company Stock Account.........  The Account which reflects each Participant's interest in Company Stock held under the Plan. See Section 6.

Compensation..................  The total salary, wages, overtime compensation and bonuses accrued for an
                                Employee by the Company during the Plan Year; provided, however, that any amount in excess of $200,000 (as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code) shall be excluded.

Credited Service..............  The elapsed period of an Employee's Service, excluding Service prior to November 1, 1987.
                                See Section 11(a).

Disability....................  The total and permanent inability of an
                                Employee to perform the usual duties of his employment with the Company, determined by a licensed physician approved by the Committee.

Employee......................  Any common-law employee of the Company. A leased employee, as described in Section
                                414(n) of the Code, is not an Employee for purposes of this Plan.

Employer Contributions........  Payments made to the Trust by the Company.
                                See Section 4.

ERISA.........................  The Employee Retirement Income Security Act
                                of 1974, as amended.

Fair Market Value.............  The fair market value of Company Stock, as determined by the Committee for all purposes under the Plan based upon a valuation by an independent appraiser.

Financed Shares ....................    Shares of Company Stock acquired by
                                        the Trust with the proceeds of an
                                        Acquisition Loan.

Fixed Contributions ................    Employer Contributions under the Fixed
                                        Contribution Portion of the Plan in
                                        the amount set forth in Section 4(a).

Fixed Contribution Portion .........    The portion of the Plan which
                                        constitutes a money purchase pension
                                        plan under Section 401(a) of the Code.

Forfeiture .........................    Any portion of a Participant's Accounts
                                        which does not become a part of his
                                        Capital Accumulation and which is
                                        forfeited under Section 10(b).

Highly Compensated Employee ........    An Employee who, during the year or
                                        preceding year: (1) was a 5% owner of
                                        the Company at any time during such
                                        year by virtue of owning more than 5% of the Company; (2) received Statutory
                                        Compensation in excess of $75,000 (as
                                        adjusted each Plan Year to take into
                                        account any applicable cost of living
                                        adjustment provided for that year)
                                        from the Company; (3) received
                                        Statutory Compensation in excess of
                                        $50,000 (as adjusted each Plan Year
                                        to take into account any applicable
                                        cost of living adjustment provided
                                        for that year) and was in the top 20%
                                        of Employees when ranked on the basis
                                        of Statutory Compensation for that year;
                                        (4) was an officer of the Company at
                                        any time during that year and
                                        received Statutory Compensation of
                                        more than 50% of the Code Section
                                        415(b)(1)(A) limitation in effect for
                                        that year; or (5) was the spouse,
                                        lineal ascendant or descendant, or
                                        spouse of a lineal ascendant or
                                        descendant of an Employee who was a
                                        5% owner or was one of the top 10 most
                                        Highly Compensated Employees. A
                                        former Employee will be considered a
                                        member of the Highly Compensated Group,
                                        if such
                                        former Employee was a Highly
                                        Compensated Employee either when he
                                        separated from service with the Company
                                        or at any time after he attained age
                                        55. The determination of whether an
                                        Employee is a Highly Compensated
                                        Employee will be made with reference to
                                        definitions provided in Code Section
                                        414(q) and any regulations issued by
                                        the Secretary of the Treasury
                                        thereunder (including any cost of
                                        living adjustments). For purposes of
                                        determining the Highly Compensated
                                        Group, no more than 50 Employees or,
                                        if lesser, the greater of 3 Employees
                                        or 10% of Employees shall be considered
                                        officers of the Company.

Hour of Service ....................    Each hour of Service for which an
                                        Employee is paid (or entitled to
                                        payment) for the performance of duties.

Other Investments
Account  ...........................    The Account which reflects each
                                        Participant's interest under the Plan
                                        attributable to Trust Assets other than
                                        Company Stock. See Section 6.

Participant ........................    Any Employee or former Employee who
                                        has met the applicable eligibility
                                        requirements of Section 3 and who has
                                        not yet received a complete
                                        distribution of his Capital
                                        Accumulation.

Plan ...............................    Valley Record Distributors Employee
                                        Stock Ownership Plan, which includes
                                        the Fixed Contribution Portion, the
                                        Variable Contribution Portion and the
                                        Trust Agreement.

Plan Year ..........................    The twelve month period ending on
                                        each Allocation Date and coinciding
                                        with the Company's taxable year;
                                        beginning November 1, 1989, the Plan
                                        Year shall be the 52-53 week period
                                        ending on each Allocation Date. The
                                        Plan Year ending in the 1990 Allocation
                                        Date shall be less than 52-53 weeks
                                        long.

Retirement .........................    Termination of Service on or after
                                        attaining age 65.

Service ............................    Employment with the Company.

Statutory Compensation .............    The total remuneration paid to an
                                        Employee by the Company during the Plan
                                        Year for personal services rendered to
                                        it, excluding employer contributions
                                        to a plan of deferred compensation,
                                        amounts realized in connection with
                                        stock options and amounts which receive
                                        special tax benefits; provided,
                                        however, that any amount in excess of
                                        $200,000 (as adjusted for increases in
                                        the cost of living pursuant to Section
                                        401(a)(17) of the Code) shall be
                                        excluded.

Statutory Dollar Amount ............    For any Plan Year, $30,000, as may be
                                        increased pursuant to Section
                                        415(c)(1)(A) of the Code.

Trust ..............................    Valley Record Distributors Employee
                                        Stock Ownership Trust, created by the
                                        Trust Agreement entered into between
                                        the Company and the Trustee.

Trust Agreement ....................    The Agreement between the Company and
                                        the Trustee establishing the Trust and
                                        specifying the duties of the Trustee.

Trust Assets .......................    The Company Stock (and other assets)
                                        held in the Trust for the benefit of
                                        Participants. See Section 5.

Trustee ............................    The Trustee (and any successor
                                        Trustee) appointed by the Board of
                                        Directors to hold the Trust Assets.

Variable Contributions .............    Employer Contributions under the
                                        Variable Contribution Portion of the
                                        Plan in amounts determined by the Board
                                        of Directors. See Section 4(b).

Variable Contribution
Portion.....................   The portion of the Plan which constitutes a
                               stock bonus plan under Section 401(a) of
                               the Code.

Section 3.  ELIGIBILITY AND PARTICIPATION.

     (a) Each Employee shall become a Participant in the Plan as of the date which is first day of the month after the date on which he completes 90 days of Credited Service.

     (b) A Participant is entitled to share in the allocation of Employer Contributions and Forfeitures under Section 6(a) for each Plan Year in which he is an eligible Employee on the Allocation Date. A Participant is also entitled to share in the allocation of Employer Contributions and Forfeitures for the Plan Year of his Retirement, Disability or death.

     (c) A former Participant who is reemployed by the Company shall become a Participant as of the date of his reemployment. A former Employee who is reemployed by the company and has previously satisfied the eligibility requirements of Section 3(a) shall become a Participant as of the date of his reemployment. An Employee who is on an Approved Absence shall not become a Participant until the end of his Approved Absence, but a Participant who is on an Approved Absence shall continue as a Participant during the period of his Approved Absence.

Section 4. EMPLOYER CONTRIBUTIONS.

     (a) FIXED CONTRIBUTIONS -- Effective March 31, 1992, Employer contributions under the Fixed Contribution Portion shall be paid to the Trustee for each Plan Year in an amount equal to 1% of the Compensation of all Participants entitled to share in the allocation of Employer
Contributions for that Plan Year.

     (b) VARIABLE CONTRIBUTIONS -- Employer Contributions under the Variable Contribution Portion shall be paid to the Trustee for each Plan Year in such amounts (or under such formula) as may be determined by the Board of Directors. Employer Contributions shall not be made for any Plan Year in amounts which can be allocated to no Participant's Accounts by reason of the allocation limitation described in Section 7(a) or in amounts which are not deductible under Section 404(a) of the Code.

     (c) PAYMENT OF EMPLOYER CONTRIBUTIONS -- Employer Contributions for each Plan Year shall be paid to the Trustee not later than the due date (including extensions) for filing the Company's Federal income tax return for that Plan Year; provided, however, that Fixed Contributions shall be paid not later than the date required by Section 412(c)(10) of the Code and the regulations thereunder. Employer Contributions may be paid in cash and/or in shares of Company Stock, as determined by the Board of Directors; provided, however, that the Board of Directors may determine that Employer Contributions may be paid as provided in Section 5(c) with notice to the Committee and the Trustee.

     (d) ADDITIONAL PROVISIONS -- Any Employer Contributions which are not deductible under Section 404(a) of the Code may be returned to the Company by the Trustee (upon the direction of the Company) within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions may be returned to the Company by the Trustee (upon the direction of the Company) within one year after the payment to the Trust.

     (e) EMPLOYEE CONTRIBUTIONS -- No Participant shall be required or permitted to make contributions to the Trust.

Section 5.  INVESTMENT OF TRUST ASSETS.

     (a) IN GENERAL -- Trust Assets will be invested by the Trustee primarily (or exclusively) in Company Stock in accordance with directions from the Committee. Employer Contributions (and other Trust Assets) may be used to acquire shares of Company Stock from any Company shareholder or from the Company. The Trustee may also invest Trust Assets in such other prudent investments as the Committee deems to be desirable for the Trust, or Trust Assets may be held temporarily in cash. All purchases of Company Stock by the Trustee shall be made only as directed by the Committee and only at prices which do not exceed Fair Market Value. The Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in Company Stock.

    (b) ACQUISITION LOANS - The Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Company Stock (Financed Shares) or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall be treated as an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Company Stock Accounts under Section 6. If the lender is a party in interest (as defined in ERISA), the Acquisition Loan must provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

    (c) ACQUISITION LOAN PAYMENTS - Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer Contributions paid in cash to enable the Trust to repay such Ac-quisition Loan, from earnings attributable to such Employer Contributions and from any cash dividends received by the Trust on the Financed Shares (whether allocated or unallocated) purchased with the proceeds of such Acquisition Loan; and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If the Company is the lender with respect to an Acquisition Loan, Employer Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If the Company is not the lender with respect to an Acquisition Loan, the Company may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions.

    (d) SALES OF COMPANY STOCK - Subject to the approval of the Board of Directors, the Committee may direct the Trustee to sell shares of Company Stock to any person (including the Company), provided that any such sale must be made at a price not less favorable to the Plan than Fair Market Value as of the date of the sale. Notwithstanding the provisions of Section 5(c), the Committee may direct the Trustee to apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to purchase the Financed Shares) in the event of the sale of the Company or the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under Section 4975(a)(7) of the Code. If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Committee (with the approval of the Board of Directors) may direct the Trustee to sell any Financed Shares that have not yet been allocated to Participants' Company Stock Accounts or to obtain an Acquisition Loan in an amount sufficient to make such payments. Any Sale of Company Stock under this Section 5(d) must comply with the fiduciary duties applicable to the Committee under Section 404(a)(1) of ERISA.

Section 6.  ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

    A Company Stock Account and an Other Investments Account shall be maintained to reflect the interest of each Participant under the Plan.

    COMPANY STOCK ACCOUNT - The Company Stock Account maintained for each Participant will be credited annually with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as an Employer Contribution, with any Forfeitures of Company Stock and with any stock dividends on Company Stock allocated to his Company Stock Account.

    OTHER INVESTMENTS ACCOUNT - The Other Investments Account maintained for each Participant will be credited annually with his allocable share of Employer Contributions that are not in the form of Company Stock, with any Forfeitures from Other Investments Accounts, with any cash dividends on Company Stock allocated to his Company Stock Account (other than currently distributed dividends) and any net income (or loss) of the Trust. Such Account will be debited for the Participant's share of any cash payments made by the Trustee for the acquisition of Company Stock or for the payment of any principal and/or interest on an Acquisition Loan.

    The allocations to Participants' Accounts for each Plan Year will be made as follows:

    (a)  EMPLOYER CONTRIBUTIONS AND FORFEITURES - Fixed Contributions under
Section 4(a) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under Section 3(b) in an amount equal to 10% of the Compensation of each such Participant. Variable Contributions under Section 4(b) and Forfeitures under Section 10(b) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under Section 3(b) in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants, subject to the allocation limitations described in Section 7.

    (b) FINANCED SHARES - Any Financed Shares acquired by the Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to the Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Company Stock Accounts for each Plan Year shall be determined by the Committee (as of each Allocation Date) as follows:

         (1) PRINCIPAL/INTEREST METHOD - The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Allocation Date.

         (2) PRINCIPAL ONLY METHOD - The Committee may elect (as to each Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

    In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 6(b) shall be allocated among the Company Stock Accounts of Participants in the manner determined by the Committee based upon the source of funds (Fixed Contributions, Variable Contributions, earnings attributable to such Employer Contributions and cash dividends) used to make the payments on the Acquisition Loan. If cash dividends on Financed Shares allocated to a Participant's Company Stock Account are used for payments on an Acquisition Loan, Financed Shares (representing that portion of such payments) released from the Loan Suspense Account shall be allocated to that Participant's Company Stock Account.

    (c) NET INCOME (OR LOSS) OF THE TRUST - The net income (or loss) of the Trust for each Plan Year will be determined as of the Allocation Date. Prior to the allocation of Employer Contributions and Forfeitures for the Plan Year, each Participant's share of any net income (or loss) will be allocated to his Other Investments Account in the ratio that the total balances of both his Accounts on the preceding Allocation Date (reduced by any distribution of Capital Accumulation during the Plan Year) bears to the sum of such Account balances for all Participants as of that date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than Company Stock), interest income, dividends and other income and gains (or losses) attributable to Trust Assets (other than any dividends on allocated Company Stock) since the preceding Allocation Date, reduced by any expenses charged to the Trust Assets for that Plan Year. The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.

    (d) DIVIDENDS ON COMPANY STOCK - Any cash dividends received on shares of Company Stock allocated to Participants' Company Stock Accounts will be allocated to the respective Other Investments Accounts of such Participants. Any cash dividends received on unallocated shares of Company Stock (including any Financed Shares credited to the Loan Suspense Account) shall be included in the computation of the net income (or loss) of the Trust. Any stock dividends received on Company Stock shall be credited to the Accounts (including the Loan Suspense Account) to which such Company Stock was allocated.

    (e) ACCOUNTING FOR ALLOCATIONS - The Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section 6. The Committee shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant's Company Stock Account. The Committee shall also keep separate records of Financed Shares and of Fixed Contributions, Variable Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the

Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.

Section 7.  ALLOCATION LIMITATIONS.

    (a) LIMITATION ON ANNUAL ADDITIONS - The Annual Additions for each Plan Year with respect to any Participant may not exceed the lesser of:

         (1)  25% of his Statutory Compensation; or

         (2)  the Statutory Dollar Amount.

For this purpose, Annual Additions shall be the total of all of the Employer Contributions and Forfeitures (including any income attributable to Forfeitures) allocated during the Plan Year to the Accounts of a Participant in this Plan and any Employer Contributions, Forfeitures or Employee Contributions allocated during the Plan Year to accounts in any other defined contribution plan maintained by the Employer, except as provided in Section 7(c). In determining such Annual Additions, Forfeitures of Company Stock shall be included at the Fair Market Value as of the Allocation Date.

    Any Forfeitures which can be allocated to no Participant's Accounts by reason of this limitation shall be credited to a "Forfeiture Suspense Account" and allocated as Forfeitures under Section 6(a) for the next succeeding Plan Year (prior to the allocation of Employer Contributions for such succeeding Plan Year).

    (b) INCREASED DOLLAR LIMITATION - Under certain circumstances, the dollar limitation set forth in Section 7(a)(2) may be increased. The increase will occur only if not more than one-third of the Employer Contributions for the Plan Year are allocated to the Accounts of Participants who are Highly Compensated Employees. The amount of the increase will be the lesser of the following: (A) the Statutory Dollar Amount otherwise applicable for the Plan Year; or (B) the amount of Employer Contributions allocated to the Participant's Company Stock Account (as of the Allocation Date of the Plan
Year) representing Company Stock which is -

         (1)  contributed to the Trust for that Plan Year;

         (2) purchased with Employer Contributions (in cash) not later than 60 days after the due date (including extensions) for filing the Company's Federal income tax return for that Plan Year; or

         (3) released from the Loan Suspense Account by reason of payments on an Acquisition Loan for that Plan Year.

    (c) SPECIAL ACQUISITION LOAN RULES - Any Employer Contributions which are used by the Trust (not later than the due date, including extensions, for filing the Company's Federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 7(a); provided, however, that the provisions of this Section 7(c) shall be applicable for any Plan Year only if not more than one-third of the Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees; and the Committee shall reallocate such Employer Contributions to the extent it deems it to be appropriate to satisfy this special rule.

     (d) LIMITATION ON ELECTING OR DECEASED SHAREHOLDER - If a Company shareholder sells Company Stock to the Trust and elects (with the consent of the Company) nonrecognition of gain under Section 1042 of the Code, or if the executor of the estate of a deceased Company shareholder sells Company Stock to the Trust and claims (with the consent of the Company) an estate tax deduction under Section 2057 of the Code, no portion of the Company Stock purchased in any such transaction (or any dividends or other income attributable thereto) may be allocated during the ten-year period following the purchase (or, if an Acquisition Loan was incurred in connection with such purchase, the period beginning on the date of such purchase and ending on the tenth anniversary of the Allocation Date as of which shares are released from the Loan Suspense Account as a result of the final payment on the Acquisition
Loan) to the Accounts of:

          (1) the selling shareholder (in the case of a non-recognition transaction under Section 1042 of the Code) or the decedent (in the case of a sale to which Section 2057 of the Code applies); or

          (2) his spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent provided in Section 409(n)
               (3) (A) of the Code), or any other person who bears a relationship to him that is described in Section 267(b) of the Code.

     In addition, no portion of the Company Stock purchased in any such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Accounts of any Participant owning (as determined under Section 318(a) of the Code, without regard to Section 318(a)(2)(B)(i) of the Code), during the entire one-year period preceding the purchase or on any Allocation Date, more than 25% of any class of outstanding Company Stock or of the total value of any class of outstanding Company Stock.

     To the extent that a Participant is subject to the allocation limitation described in this Section 7(d) for a Plan Year, he shall not share in the allocation of Employer Contributions and Forfeitures.

Section 8.  VOTING COMPANY STOCK.
     Shares of Company Stock in the Trust shall be voted by the Trustee in such manner as it shall determine. With respect to any corporate matter which involves the voting of such shares at a shareholder meeting and which constitutes a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or a similar transaction specified in regulations under Section 409(e)(3) of the Code, each Participant (or Beneficiary) will be entitled to direct the voting of shares of Company Stock then allocated to his Company Stock Account. In that event, any allocated Company Stock with respect to which voting directions are not given shall not be voted, and shares of Company Stock held by the Trust which are not then allocated to Participants' Company Stock Accounts shall be voted in the manner determined by the Trustee.

Section 9.  DISCLOSURE TO PARTICIPANTS.

     (a) SUMMARY PLAN DESCRIPTION - Each Participant shall be furnished with the summary plan description of the Plan required by Sections 102(a)(1) and 104(b)(1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

     (b) SUMMARY ANNUAL REPORT - Within nine months after each Allocation Date, each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form prescribed in regulations of the Department of Labor.

     (c) ANNUAL STATEMENT - Following each Allocation Date, each Participant shall be furnished with a statement reflecting the following information:

          (1) The balances (if any) in his Accounts as of the beginning of the Plan Year.

          (2) The amount of Fixed Contributions, Variable Contributions and Forfeitures allocated to his Accounts for that Plan Year.

          (3) The adjustments to his Accounts to reflect his share of dividends (if any) on Company Stock and any net income (or loss) of the Trust for that Plan Year.

          (4) The new balances in his Accounts, including the number of shares of Company Stock allocated to his Company Stock Account and the Fair Market Value as of that Allocation Date.

             (5) His number of years of Credited Service and his vested percentage in his Account balances (under Sections 10 and 11) as of that Allocation Date.

        (d) ADDITIONAL DISCLOSURE - The Company shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal Revenue Service. Upon written request of any Participant, the Company shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of Labor.

Section 10.  VESTING AND FORFEITURES.

        (a)  VESTING -

             (1) A Participant's interest in his Accounts shall become 100% vested and nonforfeitable without regard to his Credited Service if he (A) is employed by the Company on or after his 65th birthday, (B) incurs a Disability while employed by the Company or (C) dies while employed by the company.

             (2) Except as otherwise provided in Section 10(a)(1), the interest of each Participant in his Accounts shall become vested and nonforfeitable in accordance with the following schedule:

             Credited Service              Nonforfeitable
             Under Section 11                Percentage
             ----------------              --------------

             Less than Three Years                0%

             Three Years                         20%

                                       23

             Four Years                          40%

             Five Years                          60%

             Six Years                           80%

             Seven Years or More                100%


        (b) FORFEITURES - Any portion of the final balances in a Participant's Accounts which is not vested (and does not become part of his Capital Accumulation) will become a Forfeiture as of the Allocation Date of the Plan Year in which he terminates Service. Forfeitures shall first be charged against a Participant's Other Investments Account, with any balance charged against his Company Stock Account (at Fair Market Value). Financed Shares shall be forfeited only after other shares of Company Stock have been forfeited. All Forfeitures will be reallocated to the Accounts of remaining Participants, as provided in Section 6(a), as of the Allocation Date of the Plan Year in which the Participant's Service terminates.

        (c) RESTORATION OF FORFEITED AMOUNTS - If a participant is reemployed prior to the occurrence of a five-consecutive-year Break in Service, the portion of his Accounts (attributable to the prior period of Service) that was forfeited upon his termination of Service shall be restored as if there had been no Forfeiture. Such restoration shall be made out of Forfeitures occurring in the Plan Year of reemployment (prior to allocations under Section 6(a)). To the extent such Forfeitures are not sufficient, the Company shall make a special contribution to the Participant's restored

Accounts. Any amount so restored to a Participant shall not constitute an Annual Addition under Section 7(a).

        (d) VESTING UPON REEMPLOYMENT - If a Participant who is not 100% vested receives a distribution of his Capital Accumulation prior to the occurrence of a five-consecutive-year Break in Service and he is reemployed prior to the occurrence of such a Break in Service, the portion of his Accounts which was not vested (including any restored Accounts) shall be maintained separately until he becomes 100% vested. His vested and nonforfeitable percentage in such separate Accounts upon his subsequent termination of Service shall be equal to:

                                      X-Y
                                    -------
                                    100%-Y

For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination.

Section 11.  CREDITED SERVICE AND BREAK IN SERVICE.

        (a) CREDITED SERVICE - An Employee's Credited Service shall include each period of his Service, computed (in full years and days) from the date he is first credited with an Hour of Service until the date on which his Service terminates; provided, however, that Credited Service shall not include Service prior to November 1, 1987. An Employee's Credited Service shall be determined by aggregating all the periods required to be taken into account under this Section 11. A Break in Service that does not exceed one year and the first year of an Approved Absence shall be included in an Employee's Credited Service.

     (b) BREAK IN SERVICE - A one-year Break in Service shall occur one year after the date of an Employee's termination of Service. A five-year Break in Service shall occur five years after the date of an Employee's termination of Service. A Break in Service shall end in the event of an Employee's reemployment. For purposes of determining the period of an Employee's Break in Service, a period of absence for one year or less shall not be treated as a Break-in-Service if the absence is caused on the account of:

            (i)  the pregnancy of the Employee or Participant;

           (ii)  the birth of a child of the Employee or Participant;

          (iii) the placement of a child with the Employee or Participant in connection with the adoption of such child by such Employee or Participant; or

           (iv) caring for such child for a period beginning immediately following such birth or placement.

     (c) REEMPLOYMENT - If a former Employee is reemployed after a one-year Break in Service, the following special rules shall apply in determining his Credited Service:

     (1) New Accounts will be established to reflect his interest in the Plan attributable to Service after the Break in Service.

     (2) After he completes one Plan Year of Credited Service following reemployment, his Credited Service with respect to his new Accounts will include his Credited Service accumulated prior to the Break in Service.

     (3) If he is reemployed after the occurrence of a five-consecutive-year Break in Service, Credited Service after the Break in Service will not increase his vested interest in his Accounts attributable to Service prior to the Break in Service.

     (4) If he is reemployed after the occurrence of a five-consecutive-year Break in Service, and he had no vested interest under Section 10(a)(2), Service prior to the Break in Service shall not be included in determining his Credited Service.

Section 12. WHEN CAPITAL ACCUMULATION WILL BE DISTRIBUTED.

     (a) Except as otherwise provided in Sections 12(c) and 13, a Participant's Capital Accumulation will be distributed following his termination of Service, but only at the time and in the manner determined by the Committee. If the value of a Participant's Capital Accumulation exceeds $3,500, no portion of his Capital Accumulation may be distributed to him before he attains age 65 without his consent.

     (b) In the event of a Participant's Retirement, Disability or death, distribution of his Capital Accumulation shall commence no later than the Allocation Date of the Plan Year following the Plan Year in which his Retirement, Disability or death occurs. If a Participant's Service terminates for any other reason, distribution of his Capital Accumulation shall commence no later than the Allocation Date of the sixth Plan Year following the Plan Year in which his Service terminates. For this purpose, if a Participant's Capital Accumulation includes Financed Shares, such shares shall not be deemed to be a part of his Capital Accumulation until the

Allocation Date of the Plan Year in which the Acquisition Loan has been fully repaid. The following alternative modes of distribution may be selected by the Committee (after considering the available liquid assets of the Company and the Trust):

          (1) Distribution of a Participant's Capital Accumulation in a single lump sum; or

          (2) Distribution of a Participant's Capital Accumulation in substantially equal, annual installments over a period not exceeding five years (provided that the period over which installments may be distributed may be extended an additional year (up to an additional five years) for each $100,000 or fraction thereof by which his Capital Accumulation exceeds $500,000); or

          (3)  Any combination of the foregoing.

     (c) Distribution of a Participant's Capital Accumulation shall commence not later than 60 days after the Allocation Date coinciding with or next following his 65th birthday (or his termination of Service, if later). The distribution of the Capital Accumulation of any Participant who attains age 70-1/2 in a calendar year must commence not later than April 1 of the next calendar year (even if he has not terminated Service) and must be made in accordance with the regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2. If the amount of a Participant's Capital Accumulation cannot be determined (by the Committee) by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which his Capital Accumulation can be determined or after the date on which the Committee locates the Participant.

        (d) If any part of a Participant's Capital Accumulation is retained in the Trust after his Service ends, his Accounts will continue to be treated as described in Section 6. However, except as otherwise provided in
Section 3(b), such Accounts shall not be credited with any additional Employer Contributions and Forfeitures. In addition, a Participant's entire Capital Accumulation may be segregated and invested in assets other than Company Stock (as determined by the Committee).

Section 13. DIVERSIFICATION.

        Effective as of the 1997 Allocation Date, a Participant who has attained age 55 and completed at least ten years of participation in the Plan shall be notified of his right to elect to "diversify" a portion of the balance in his Company Stock Account, as provided in Section 401(a)(28)(B) of the Code. An election to "diversify" must be made on the prescribed form and filed with the Committee within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period. For purposes of this Section 13 the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make an election.

        For each of the first five Plan Years in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 25% of the balance in his Company Stock Account, less all amounts previously "diversified" under this Section 13. In the case of the sixth Plan Year in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 50% of the balance in his Company Stock Account, less all amounts previously "diversified" under this Section 13. No "diversification" election shall be permitted if the balance in a Participant's Company Stock Account as of the Allocation Date of the first Plan Year in the Election Period has a Fair Market value of $500 or less, unless and until the balance in his Company Stock Account as of a subsequent Allocation Date in the Election Period exceeds $500.

        The Committee shall determine whether "diversification" will be effected by permitting the Participant to direct the investment or the portion of his Company Stock Account with respect to which a "diversification" election is made among at least three investment funds (other than Company Stock) that the Committee shall cause to be made available under the Trust or by distributing in cash to the Participant the portion of such Account with respect to which a "diversification" election is made. Any diversification of investments or distribution under this Section 13 shall occur within 90 days after the 90-day period in which the election may be made, and any distribution shall be subject to the provisions of
Section 14(d).

Section 14. HOW CAPITAL ACCUMULATION WILL BE DISTRIBUTED.

        (a) The Trustee will make distributions from the Trust only as directed by the Committee. Distribution of a Participant's Capital Accumulation will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in whole shares of Company Stock (with only the value of any fractional share paid in cash). Any portion of a Participant's Capital Accumulation which has been "diversified" into investments other than Company Stock (as described in Section 13) shall be distributed only in cash.

        (b) If the charter or by-laws of the Company restrict the ownership of substantially all outstanding shares of Company Stock to current Employees and the Trust, the distribution of a Participant's Capital Accumulation may be made entirely in cash without granting him the right to demand distribution in Company Stock. Alternatively, Company Stock may be distributed subject to the requirement that it be immediately resold to the Company.

        (c) Distribution of a Participant's Capital Accumulation will be made to the Participant if living, and if not, to his Beneficiary. In the event of a Participant's death, his Beneficiary shall be his surviving spouse, or if none, his estate. A Participant (with the notarized written consent of his spouse, if any, acknowledging the effect of the consent) may designate a different Beneficiary or Beneficiaries from time to time by filing a written designation with the Committee. A deceased Participant's entire Capital Accumulation shall be distributed to his Beneficiary within five years after his death, except to the extent that distribution has previously commenced in accordance with Section 12(b)(2).

     (d) The Company shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code and of any applicable state law with respect to distributions from the Trust.

Section 15.  RIGHTS, OPTIONS AND RESTRICTIONS ON COMPANY STOCK.

     (a) Any shares of Company Stock distributed by the Trust shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at the then Fair Market Value. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Market Value for this purpose. The Company and the Committee shall have a total of 14 days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company may require that a Participant entitled to a distribution of Company Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Company Stock.

     (b) The Company shall provide a "put option" to any Participant (or Beneficiary) who receives a distribution of Company Stock. The put option shall permit the Participant (or Beneficiary) to sell such Company Stock to the Company at any time during two option periods, at the then Fair Market Value. The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 60 days beginning after the new determination of Fair Market Value (and notice to the Participant thereof) in the following Plan Year. The Company may allow the Committee to purchase shares of Company Stock tendered to the Company under a put option. The payment for any Company Stock sold under a put option shall be made within 30 days if the shares are distributed as part of an installment distribution. If the shares are distributed in a lump sum distribution, payment shall commence within 30 days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Company or the Committee).

     (c) Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws. Except as otherwise provided in this Section 15, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section 15 shall continue to be applicable to Company Stock even if the Plan ceases to be an employee stock ownership plan under
Section 4975(e)(7) of the Code.

Section 16.  NO ASSIGNMENT OF BENEFITS.

     A Participant's Capital Accumulation may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a "qualified domestic relations order" (as defined in Section 414(p) of the Code).

Section 17.  ADMINISTRATION.

     (a) ADMINISTRATIVE COMMITTEE - The Plan will be administered by an Administrative Committee composed of one or more individuals appointed by the Board of Directors to serve at its pleasure and without compensation. The members of the Committee shall be the named fiduciaries with authority to control and manage the operation and administration of the Plan. Members of the Committee need not be Employees or Participants. Any Committee member may resign by giving notice, in writing, to the Board of Directors.

     (b) COMMITTEE ACTION - Committee action will be by vote of a majority of the members at a meeting or in writing without a meeting. A Committee member who is a Participant shall not vote on any question relating specifically to himself unless he is the sole member of the Committee.

     The Committee members shall be authorized to execute any certificate or other written direction on behalf of the Committee. The Committee shall keep a record of its proceedings and of all dates, records and documents pertaining to the administration of the Plan.

        (c) POWERS AND DUTIES OF THE COMMITTEE - The Committee shall have all powers necessary to enable it to administer the Plan and the Trust Agreement in accordance with their provisions, including without limitation the following:

                (1) resolving all questions relating to the eligibility of Employees to become Participants;

                (2) determining the appropriate allocations to Participants' Accounts pursuant to Section 6;

                (3) determining the amount of benefits payable to a Participant (or Beneficiary), and the time and manner in which such benefits are to be paid;

                (4) authorizing and directing all disbursements of Trust Assets by the Trustee;

                (5)  establishing procedures in accordance with Section
                     414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

                (6) engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

                (7) construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

                (8) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

                (9) reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and Trust Agreement; and

                (10) selecting an independent appraiser and determining the
                     Fair Market Value of Company Stock as of such dates as it determines to be necessary or appropriate.

        The Committee shall be responsible for directing the Trustee as to the investment of Trust Assets. The Committee may delegate to the Trustee the responsibility for investing Trust Assets other than Company Stock. The Committee shall establish a funding policy and method for directing the Trustee to acquire Company Stock (and for otherwise investing the Trust Assets) in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

        The Committee shall perform its duties under the Plan and the Trust Agreement solely in the interests of the Participants (and their Beneficiaries). Any discretion granted to the Committee under any of the provisions of the Plan or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Committee which shall be applicable on a nondiscriminatory basis.

        (d) EXPENSES - All reasonable expenses of administering the Plan and Trust shall be charged to and paid out of the Trust Assets. The Company may, however, pay all or any portion of such expenses directly, and payment of expenses by the Company shall not be deemed to be Employer Contributions.

        (e) INFORMATION TO BE SUBMITTED TO THE COMMITTEE - To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters as the Committee may require, and shall maintain such other records as the Committee may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the Plan.

        (f) DELEGATION OF FIDUCIARY RESPONSIBILITY - The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be so delegated under ERISA; provided, however, that responsibility for investment of the Trust Assets may not be allocated or delegated. Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

        (g)  BONDING, INSURANCE AND INDEMNITY - To the extent required under
Section 412 of ERISA, the Company shall secure fidelity bonding for the fiduciaries of the Plan.

        The Company (in its discretion) or the Trustee (as directed by the Committee) may obtain a policy or policies of insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. The Company shall indemnify each member of the Committee (to the extent permitted by law) against any personal liability or expense resulting from his service on the Committee, except such liability or expense as may result from his own willful misconduct.

        (h) NOTICES, STATEMENTS AND REPORTS - The Company shall be the "Plan Administrator" (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) for purposes of the reporting and disclosure requirements of ERISA and the Code. The Committee shall assist the Company, as requested, in complying with such reporting and disclosure requirements. The Committee shall be the designated agent of the Plan for the service of legal process.

Section 18. CLAIMS PROCEDURE.

        A participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Committee. The claim for benefits must be in writing and addressed to the Committee or to the Company. If the claim for benefits is denied, the Committee shall notify the Participant (or Beneficiary) in writing within 90 days after the Committee initially received the benefit claim. Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

        Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Committee. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the Committee will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Committee's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee's decision shall be rendered not later than 120 days after receipt of a request for review.

Section 19. LIMITATION ON PARTICIPANTS' RIGHTS.

        A Participant's Capital Accumulation will be based only on his vested interest in his Accounts and will be paid only from the Trust Assets. The Company, the Committee or the Trustee shall not have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

        The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between the Company and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of the Company or to interfere with the right of the Company to discharge, with or without cause, any Employee at any time.

Section 20. FUTURE OF THE PLAN.

        The Company reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of the Board of Directors. Neither amendment nor termination of the Plan shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

        The Company specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

        The Company further reserves the right to terminate the Plan in the event of a determination by the Internal Revenue Service (after a timely Application for Determination is filed by the Company) that the Plan initially fails to satisfy the applicable requirements of Sections 401(a) and 4975(e)(7) of the Code. In that event, all Trust Assets shall (upon written direction of the Company) be returned to the Company, and the Plan shall terminate.

        If the Plan is terminated (or partially terminated), participation of Participants affected by the termination will end. If Employer Contributions are not replaced by contributions to a comparable plan which meets the requirements of Section 401(a) of the Code, the Accounts of Employees affected by the termination will become nonforfeitable as of the date of termination. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose.

    After termination of the Plan, the Trust will be maintained until the Capital Accumulations of all Participants have been distributed. Capital Accumulations may be distributed following termination of the Plan or distributions may be deferred as provided in Section 12, as the Company shall determine. In the event that Company Stock is sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Capital Accumulations will be distributed in cash.

    In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

Section 21.  "TOP-HEAVY" CONTINGENCY PROVISIONS.

    (a) The provisions of this Section 21 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

    (b) The determination as to whether the Plan becomes "top-heavy" for any Plan Year shall be made as of the Allocation Date of the immediately preceding Plan Year (or as of October 31, 1988, for the Plan Year ending on that date). The Plan shall be "top-heavy" only if the total of the Account balances under the Plan for "key employees" as of the determination date exceeds 60% of the total of the Account balances for all Participants. For such purpose, Account Balances shall be computed and adjusted pursuant to Section 416(g) of the Code, taking into consideration plans which are considered part of the Aggregation Group. The term 'Aggregation Group' shall include each plan of the Company or any related company which includes a Key Employee and each plan of the Company or any related company which allows the Plan to meet the requirements of Sections 401(a) or 410(b) of the Code and may include any other Plan of the Company or any related company, if the Aggregation Group would continue to meet the requirements of Sections 401(a)(4) and 410(b) of the Code. "Key employees" shall be certain Participants (who are officers or shareholders of the Company) and Beneficiaries described in Section 416(i)(1) or (5) of the Code; and in determining "key employees," the term "annual compensation" in
Section 416(i)(1)(A) of the Code shall mean Statutory Compensation.

    (c) For any Plan Year in which the Plan is "top-heavy," each Participant who is an Employee on the Allocation Date (and who is not a "key employee") shall receive a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:

         (1)  3% of his Statutory Compensation; or

         (2) the same percentage of his Statutory Compensation as the allocation to the "key employee" for whom the percentage is the highest for that Plan Year.

    (d) As of the first day of any Plan Year in which the Plan has become "top-heavy," the vesting schedule in Section 10(a)(2) shall be amended (with respect to any Employee who is credited with at least one Hour of Service after the Plan has become "top-heavy") to read as follows:

                                                       NONFORFEITABLE
         CREDITED SERVICE                                PERCENTAGE
         ----------------                              --------------
         Less than Two Years                                   0%

         Two Years                                            20%

         Three Years                                          40%

         Four Years                                           60%

         Five Years                                           80%

         Six Years of More                                   100%

    If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has less than three years of Service shall thereafter be determined under the vesting schedule in Section 10(a)(2), instead of the vesting schedule in this Section 21(e), except that his nonforfeitable percentage shall not be reduced below the nonforfeitable percentage that he had at the time the Plan ceased to be "top-heavy." If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has three or more years of Service shall continue to be determined under the vesting schedule in this Section 21(e).

Section 22. GOVERNING LAW.

    The provisions of this Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of California, to the extent such laws are not superseded by ERISA.

Section 23.  EXECUTION.

    To record the adoption of this Plan, the Company has caused this document to be executed on this 13th day of December, 1993.

                                      VALLEY RECORD DISTRIBUTORS, INC.

                                        /s/  Barnet J. Cohen
                                      --------------------------------
                                                 President

                                        /s/  Barbara C. Cohen
                                      --------------------------------
                                                 Secretary